United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

October 8, 2009

Date of Report

[Date of Earliest Event Reported]

PCS EDVENTURES!.COM, INC.

(Exact name of Registrant as specified in its Charter)

IDAHO	000-49990	82-0475383
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

345 Bobwhite Court, Suite 200

Boise, Idaho  83706

 (Address of Principal Executive Offices)

(208) 343-3110

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Effective as of October 8, 2009, PCS Edventures!.com, Inc., an Idaho corporation (the “Company”), entered into a Warrant Amendment Agreement (the “Agreement”) with Burlingame Equity Investors, LP, a Delaware limited partnership (“Burlingame”).   Burlingame is the holder of the Company’s Common Stock Purchase Warrant “B” (the “B Warrant”), giving it the right to purchase up to 2,300,000 shares of the Company’s common stock.

Under the terms of the Agreement, the parties agreed to amend the B Warrant as follows:

(a)  the expiration date of the B Warrant was extended from December 31, 2009, to December 31, 2010, subject to the right to further extend the expiration date to December 31, 2011, upon mutual written consent of the parties;

(b)  the exercise price of the B Warrant was reduced from $0.97 per share to $0.68 per share; and

(c)  the average quarterly closing price that triggers the Company’s right to call the warrants was reduced from $1.26 per share of common stock to $1.00 per share.

The Agreement is attached hereto and incorporated by reference.  See the Exhibit Index, Item 9.01 of this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

Exhibit Description

10

 Warrant Amendment Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PCS EDVENTURES!.COM, INC.

Date:	10/9/2009	By:
Anthony A. Maher
CEO, President and Chairman of the Board of Directors

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